EX-99.23(d)(167)

                                    AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                     J.P. MORGAN INVESTMENT MANAGEMENT INC.


     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and J.P. MORGAN INVESTMENT MANAGEMENT INC., a Delaware corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of May 2, 2005 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust.

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

     WHEREAS, in order to effectuate a fee reduction for the JNL/JPMorgan U.S. Government & Quality Bond Fund, Schedule B must be amended.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated June 15, 2009, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 15th day of June, 2009.


JACKSON NATIONAL ASSET                  J.P. MORGAN INVESTMENT
MANAGEMENT, LLC                         MANAGEMENT INC.

By:      /s/ Mark D. Nerud              By:    /s/ Scott Moritz
Name:    MARK D. NERUD                  Name:   Scott Moritz
Title:   PRESIDENT                      Title: Vice President

                                   SCHEDULE B
                                  JUNE 15, 2009
                                 (Compensation)

  ----------------------------------------------------------------------------
                      JNL/JPMORGAN INTERNATIONAL VALUE FUND
  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------
  AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
  ------------------------------------------------------- --------------------
  ------------------------------------------------------- --------------------
  $0 to $350 Million                                              0.40%
  ------------------------------------------------------- --------------------
  Amounts over $350 Million                                       0.35%
  ------------------------------------------------------- --------------------


  ----------------------------------------------------------------------------
                         JNL/JPMORGAN MIDCAP GROWTH FUND
  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------
   AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
   ------------------------------------------------------- --------------------
   ------------------------------------------------------- --------------------
   All Assets                                                      0.40%
   ------------------------------------------------------- --------------------


  ----------------------------------------------------------------------------
                JNL/JPMORGAN U.S. GOVERNMENT & QUALITY BOND FUND
  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------
   AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
   ------------------------------------------------------- --------------------
   ------------------------------------------------------- --------------------
   $0 to $200 Million                                             0.17%**
   ------------------------------------------------------- --------------------
   $200 Million to $500 Million                                    0.15%
   ------------------------------------------------------- --------------------
   Amounts over $500 Million                                       0.12%
   ------------------------------------------------------- --------------------

** When net assets drop below $500 million, the annual rate will be 0.20% for net assets between $0 to $200 million.